Exhibit 99.1

Gregory J. Larson Chief Financial Officer 240.744.5120 Gee Lingberg Vice President 240.744.5275

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REPORTS OPERATING RESULTS FOR THE THIRD QUARTER

BETHESDA, MD; November 5, 2013 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (“REIT”), today announced results of operations for the third quarter ended September 30, 2013.

OPERATING RESULTS

(in millions, except per share and hotel statistics)

	Quarter ended (a)
	September 30, 2013	As Adjusted September 30, 2012 (b)	% Change	As Reported September 7, 2012 (c)	% Change
Total owned hotel revenues	$1,214	$1,151	5.5%	$1,093	11.1%
Comparable hotel revenues (b)	1,137	1,087	4.6%	N/M	N/M
Comparable hotel RevPAR	150.23	142.44	5.5%	N/M	N/M
Net income (loss)	18	(32)	N/M	(36)	N/M
Adjusted EBITDA (b)	270	268	0.7%	241	12.0%

Diluted earnings (loss) per share	$.03	$(.04)	N/M	$(.05)	N/M
NAREIT FFO per diluted share (b)	.25	.20	25.0%	.17	47.1%
Adjusted FFO per diluted share (b)	.25	.23	8.7%	.21	19.0%

	Year-to-date ended (a)
	September 30, 2013	As Adjusted September 30, 2012 (b)	% Change	As Reported September 7, 2012 (c)	% Change
Total owned hotel revenues	$3,832	$3,593	6.7%	$3,226	18.8%
Comparable hotel revenues (b)	3,534	3,379	4.6%	N/M	N/M
Comparable hotel RevPAR	150.40	142.60	5.5%	N/M	N/M
Net income	199	89	123.6%	48	314.6%
Adjusted EBITDA (b)	984	875	12.5%	764	28.8%

Diluted earnings per share	$.26	$.12	116.7%	$.06	333.3%
NAREIT FFO per diluted share (b)	.93	.75	24.0%	.64	45.3%
Adjusted FFO per diluted share (b)	.98	.80	22.5%	.69	42.0%

N/M=Not Meaningful

(a)	As of January 1, 2013, the Company adopted calendar quarter reporting periods. For further discussion, see “Adjustments for Calendar Quarter Reporting Periods” on page 2 of this release.
(b)	NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share (which excludes debt extinguishment costs and other expenses), Adjusted EBITDA (which is earnings before interest, taxes, depreciation, amortization and other items) and comparable hotel operating results (including comparable hotel revenues and comparable hotel adjusted operating profit margins) are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). In addition, the presentation of 2012 As Adjusted results, including total owned hotel revenues and net income, are also non-GAAP financial measures. See the Notes to Financial Information included in this press release on why the Company believes these supplemental measures are useful, reconciliations to the applicable GAAP measure and the limitations on their use and information on how the 2012 As Adjusted results were calculated.
(c)	Historical operating results for the third quarter 2012 as filed with the SEC on October 15, 2012.

The Company’s owned hotel revenues increased 5.5% for the third quarter and 6.7% for year-to-date 2013, compared to the 2012 “As Adjusted” results, as described herein. The growth reflected a 4.6% revenue improvement at the Company’s comparable hotels for both the quarter and year-to-date, as well as non-comparable hotel operations, including strong performance from properties that have benefited from recently completed renovations, and for year-to-date results, $61 million of incremental revenues from the Grand Hyatt Washington and the Hyatt Place Waikiki Beach, which were acquired in July 2012 and May 2013, respectively.

The improvements in the Company’s results were driven by a 5.5% increase in comparable hotel RevPAR for the third quarter and year-to-date when compared to the 2012 As Adjusted results. The increase in comparable hotel RevPAR was a result of improvements in average room rates, coupled with continued occupancy growth. For the third quarter and year-to-date 2013, average room rates improved 4.8% and 4.3%, respectively, while occupancy improved 0.5 percentage points to 78.4% for the third quarter and 0.8 percentage points to 76.8% for the year-to-date. Comparable food and beverage revenues increased 3.1% and 3.4% for the quarter and year-to-date, respectively.

As anticipated, operating profit growth in the third quarter was the Company’s weakest for the year. Comparable hotel adjusted operating profit margins for the third quarter 2013 were unchanged compared to the third quarter 2012 As Adjusted, which was a particularly strong quarter and included significant property-tax refunds and utility rebates totaling $5 million. Year-to-date comparable hotel adjusted operating profit margins increased 100 basis points. Additionally, hotel dispositions and acquisitions affect year-over-year comparable measures such as net income and Adjusted EBITDA. For the two hotels acquired and five hotels sold (excluding gains on sale) in 2012 and the first three quarters of 2013, the Company’s net income decreased $1 million in the third quarter 2013 and increased $9 million for year-to-date in the aggregate for operations of these hotels compared to the As Adjusted 2012 results. Similarly, Adjusted EBITDA decreased $5 million in the third quarter 2013 and increased $6 million year-to-date for these transactions.

Adjustments for Calendar Quarter Reporting Periods – As of January 1, 2013, the Company adopted calendar quarter reporting periods, compared to 2012 where the Company reported based on the fiscal quarters that had been used by Marriott International. Accordingly, the Company’s revenues, net income, Adjusted EBITDA, diluted earnings per share and NAREIT and Adjusted FFO per diluted share quarterly results for 2013 are not comparable to the historical quarterly results of 2012. To enable investors to evaluate its performance, the Company has presented 2012 RevPAR and certain historical results on a calendar quarter basis (the “2012 As Adjusted” results). The 2012 As Adjusted third quarter results include (i) an adjustment to add the operations from September 8, 2012 through September 30, 2012 and to exclude operations from June 16, 2012 through June 30, 2012 for the Company’s Marriott-managed hotels and (ii) an adjustment to add the operations for the full calendar month of September and exclude the June operations for its hotels managed by Ritz-Carlton, Hyatt, Starwood and other managers who report on a calendar basis, as the Company’s historical third quarter results included June, July and

August operations for these properties. Accordingly, the discussion of operating performance includes a comparison between the quarter and year-to-date ended September 30 for both years, which management believes is an important supplemental measure of the Company’s performance. For further discussion of the 2012 As Adjusted results, see the Notes to the Financial Information included in this release.

DISPOSITIONS

Subsequent to quarter end, on November 1, 2013, the Company sold the Portland Marriott Downtown Waterfront for a price of approximately $87 million, which includes $4 million for the furniture, fixtures & equipment replacement fund. The Company will record a gain of approximately $40 million in the fourth quarter.

INVESTMENTS AND MANAGEMENT INITIATIVES

The Company continues to pursue opportunities to enhance asset value through select capital improvements, while ensuring that its high standards for product quality are maintained. Year-to-date, the Company has completed renovations of 6,600 guestrooms, over 345,000 square feet of meeting space and approximately 90,000 square feet of public space.

•	REDEVELOPMENT AND RETURN ON INVESTMENT EXPENDITURES – The Company invested approximately $24 million and $71 million during the third quarter and year-to-date 2013, respectively, in redevelopment and return on investment (“ROI”) capital expenditures. These projects are designed to increase cash flow and improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties. Projects completed during the third quarter include the addition of a 20,000 square foot ballroom and renovation of approximately 25,000 square feet of existing ballroom and meeting space at the Newark Airport Marriott, as the hotel prepares for the 2014 Super Bowl at Giants Stadium. The Company expects ROI investments for 2013 of approximately $90 million to $100 million.

•	CAPITAL EXPENDITURES FOR RECENT ACQUISITIONS – In conjunction with the acquisition of a property, the Company prepares capital and operational improvement plans designed to maximize profitability and enhance the guest experience. The Company invested approximately $7 million and $29 million on these projects during the third quarter and year-to-date 2013, respectively. During the third quarter, the Company began the renovation of over 100,000 square feet of meeting space and expansion of the fitness center at the Manchester Grand Hyatt San Diego. The Company expects that acquisition capital expenditures will total approximately $40 million to $45 million for 2013.

•

RENEWAL AND REPLACEMENT EXPENDITURES – The Company invested approximately $76 million and $239 million in renewal and replacement capital expenditures during the third quarter and year-to-date 2013, respectively. During the quarter, major renewal and replacement projects completed include the renovation and return to service of all 450 rooms at The Ritz-Carlton, Naples, the renovation of all 312 guestrooms at the JW Marriott Hotel Mexico City and renovation to almost 24,000 square feet of meeting space at the San Antonio Marriott Riverwalk. The Company expects that renewal and replacement expenditures for 2013 will total approximately $280 million to $300 million.

•	NEW DEVELOPMENT – The Company, through its 50/50 joint venture with White Lodging Services, expects to open the Hyatt Place Nashville Downtown on November 12, 2013. Just steps away from the Music City Center and the city’s famous Broadway entertainment district, the hotel will offer 255 guestrooms and nearly 3,400 square feet of meeting and function space.

•	GROUND LEASE EXTENSION – The Company reached an agreement with the city of Houston for a new 40-year lease for the Houston Airport Marriott, which was set to expire in 2019. In addition, the ground lease expense as a percentage of revenues has been reduced. Under the terms of the agreement, in 2014 the Company will invest over $35 million to renovate and enhance the hotel, including a complete renovation of the guestrooms and public spaces, as well as elevator and systems upgrades.

BALANCE SHEET

The Company has worked diligently to maintain a strong balance sheet with a low leverage level and balanced debt maturities. On September 30, 2013, the Company redeemed $200 million of the 6.75% Series Q senior notes at a premium of $2 million. Since January 1, 2012, the Company has reduced its total debt by $1.2 billion, decreased its weighted average interest rate to 4.9% and extended its weighted average debt maturities to 5.5 years. As a result of these efforts, on an annual pro forma basis, which excludes debt extinguishment costs, cash interest expense decreased to approximately $210 million compared to cash interest paid of $317 million in 2012. As of September 30, 2013, the Company has approximately $354 million of cash and $771 million of available capacity under its credit facility.

Also, during the quarter, the Company issued 6.0 million shares of common stock, at an average price of $18.39 per share, for net proceeds of approximately $109 million. These issuances were made in “at-the-market” offerings pursuant to Sales Agency Financing Agreements with BNY Mellon Capital Markets, LLC and Scotia Capital (USA) Inc. The third quarter issuances completed the sales under these agreements, which had a combined total capacity of $400 million.

EUROPEAN JOINT VENTURE

On August 29, 2013, the Company’s joint venture in Europe acquired the 465-room Sheraton Stockholm Hotel in Stockholm, Sweden, for approximately €102 million ($135 million). In connection with the acquisition, the joint venture entered into a €61 million ($81 million) mortgage loan that matures in 2018 and bears interest at an initial rate of 5.87%. The Company contributed approximately €14 million ($19 million), which includes its portion of closing costs, for its one-third interest in the joint venture. The Company drew approximately €15 million ($21 million) on its credit facility to fund this transaction.

On October 22, 2013, subsequent to quarter end, the joint venture sold the Courtyard Paris La Defense West – Colombes for €19 million, for an estimated gain of €2 million.

DIVIDEND

On October 15, 2013, the Company paid a regular quarterly cash dividend of $.12 per share on its common stock to stockholders of record on September 30, 2013. The amount of any future dividend is dependent on the Company’s taxable income and will be determined by the Company’s Board of Directors.

2013 OUTLOOK

Operating results for the fourth quarter were negatively affected by the government shutdown during the month of October. The Company believes the shutdown will decrease full year comparable RevPAR by 25 to 30 basis points and will decrease net income and Adjusted EBITDA by $6 million to $7 million. After consideration of the shutdown, the Company anticipates that for 2013:

•	Comparable hotel RevPAR will increase 5.5% to 5.7%;

•	Total owned hotel revenues under GAAP will increase 6.4% to 7.0%;

•	Total comparable hotel revenues will increase 4.2% to 4.7%;

•	Operating profit margins under GAAP will increase approximately 260 basis points to 280 basis points; and

•	Comparable hotel adjusted operating profit margins will increase approximately 100 basis points to 105 basis points.

Based upon these parameters, the Company estimates that its 2013 guidance is as follows:

•	earnings per diluted share should range from approximately $.39 to $.41;

•	net income should range from $300 million to $311 million;

•	NAREIT FFO per diluted share should range from approximately $1.24 to $1.25;

•	Adjusted FFO per diluted share should range from approximately $1.28 to $1.30; and

•	Adjusted EBITDA should be approximately $1,290 million to $1,300 million.

See the 2013 Forecast Schedules and the Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecasted results.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 102 properties in the United States and 15 properties internationally totaling approximately 62,200 rooms. The Company also holds non-controlling interests in a joint venture in Europe that owns 19 hotels with approximately 6,400 rooms and a joint venture in Asia that owns one hotel in Australia and a minority interest in two hotels in India. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel® in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 5, 2013, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1.3% of the partnership interests in Host LP held by outside partners as of September 30, 2013, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Effective January 1, 2013, we report quarterly operating results on a calendar cycle, which is not comparable to the quarterly reporting method used in 2012. For additional information on the change in reporting periods, comparable hotel measures and non-GAAP financial measures which we believe is useful to investors, see the Notes to Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS

Property and equipment, net	$11,110	$11,588
Assets held for sale	42	—
Due from managers	85	80
Advances to and investments in affiliates	425	347
Deferred financing costs, net	43	53
Furniture, fixtures and equipment replacement fund	188	154
Other	280	319
Restricted cash	36	36
Cash and cash equivalents	354	417

Total assets	$12,563	$12,994

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY

Debt
Senior notes, including $367 million and $531 million, respectively, net of discount, of Exchangeable Senior Debentures	$3,014	$3,569
Credit facility, including the $500 million term loan	729	763
Mortgage debt	732	993
Other	85	86

Total debt	4,560	5,411
Accounts payable and accrued expenses	193	194
Other	373	372

Total liabilities	5,126	5,977

Non-controlling interests – Host Hotels & Resorts, L.P.	175	158

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized; 754.6 million shares and 724.6 million shares issued and outstanding, respectively	8	7
Additional paid-in capital	8,506	8,040
Accumulated other comprehensive income	—	12
Deficit	(1,288)	(1,234)

Total equity of Host Hotels & Resorts, Inc. stockholders	7,226	6,825
Non-controlling interests – other consolidated partnerships	36	34

Total equity	7,262	6,859

Total liabilities, non-controlling interests and equity	$12,563	$12,994

(a)	Our condensed consolidated balance sheet as of September 30, 2013 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 30, 2013	September 7, 2012	September 30, 2013	September 7, 2012
Revenues
Rooms	$832	$745	$2,500	$2,083
Food and beverage	314	283	1,108	944
Other	68	65	224	199

Owned hotel revenues	1,214	1,093	3,832	3,226
Other revenues	9	65	39	189

Total revenues	1,223	1,158	3,871	3,415

Expenses
Rooms	229	207	674	569
Food and beverage	251	233	815	704
Other departmental and support expenses	313	292	944	833
Management fees	50	43	163	130
Other property-level expenses	97	136	285	398
Depreciation and amortization	177	155	524	454
Corporate and other expenses	27	31	90	74

Total operating costs and expenses	1,144	1,097	3,495	3,162

Operating profit	79	61	376	253
Interest income	1	4	3	11
Interest expense (b)	(65)	(93)	(244)	(272)
Net gains on property transactions and other	—	1	33	3
Gain (loss) on foreign currency transactions and derivatives	(1)	(1)	2	(2)
Equity in earnings (losses) of affiliates	(1)	(1)	3	2

Income (loss) before income taxes	13	(29)	173	(5)
Provision for income taxes	(11)	(11)	(19)	(10)

Income (loss) from continuing operations	2	(40)	154	(15)
Income from discontinued operations, net of tax	16	4	45	63

Net income (loss)	18	(36)	199	48
Less: Net (income) loss attributable to non-controlling interests	1	2	(5)	(2)

Net income (loss) attributable to Host Inc.	$19	$(34)	$194	$46

Basic and diluted earnings (loss) per common share:
Continuing operations	$.01	$(.05)	$.20	$(.02)
Discontinued operations	.02	—	.06	.08

Basic and diluted earnings (loss) per common share	$.03	$(.05)	$.26	$.06

(a)	Our condensed consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	Interest expense includes the following items:

	Quarter ended		Year-to-date ended
	September 30, 2013	September 7, 2012	September 30, 2013	September 7, 2012
Non-cash interest for exchangeable debentures	$4	$3	$11	$12
Debt extinguishment costs	3	14	36	27

Total	$7	$17	$47	$39

HOST HOTELS & RESORTS, INC.

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 30, 2013	September 7, 2012	September 30, 2013	September 7, 2012
Net income (loss)	$18	$(36)	$199	$48
Less: Net (income) loss attributable to non-controlling interests	1	2	(5)	(2)

Net income (loss) attributable to Host Inc.	$19	$(34)	$194	$46

Diluted income (loss) attributable to Host Inc.	$19	$(34)	$194	$46

Basic weighted average common shares outstanding	749.0	721.3	740.9	715.7

Diluted weighted average common shares outstanding (a)	749.7	721.3	744.9	715.7

Basic and diluted earnings (loss) per common share	$.03	$(.05)	$.26	$.06

(a)	Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data (a)

	As of September 30, 2013		Quarter ended September 30, 2013			As Adjusted Quarter ended September 30, 2012
Region	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Pacific	26	16,549	$197.97	83.7%	$165.62	$183.03	81.8%	$149.71	10.6%
Mid-Atlantic	11	8,639	249.50	86.0	214.62	242.76	85.6	207.76	3.3
South Central	9	5,695	144.70	64.9	93.92	134.91	70.2	94.66	(0.8)
D.C. Metro	12	5,418	175.16	75.7	132.60	177.77	74.5	132.41	0.1
North Central	11	4,782	172.41	77.8	134.15	162.25	79.5	129.02	4.0
New England	6	3,672	193.96	87.4	169.48	188.91	84.5	159.54	6.2
Florida	7	3,230	160.65	70.2	112.71	157.07	69.6	109.31	3.1
Mountain	7	2,885	141.42	66.1	93.53	132.89	64.7	85.97	8.8
Atlanta	6	2,183	176.59	73.4	129.54	166.86	67.2	112.19	15.5
Asia-Pacific	6	1,255	151.82	83.3	126.53	156.80	80.5	126.27	0.2
Canada	3	1,219	187.96	71.9	135.08	187.88	73.4	137.82	(2.0)
Latin America	4	1,075	224.62	62.7	140.76	218.91	67.4	147.57	(4.6)

All Regions	108	56,602	191.63	78.4	150.23	182.92	77.9	142.44	5.5

	As of September 30, 2013		Year-to-date ended September 30, 2013			As Adjusted Year-to-date ended September 30, 2012
Region	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Pacific	26	16,549	$194.83	79.7%	$155.23	$184.06	78.9%	$145.28	6.8%
Mid-Atlantic	11	8,639	245.45	83.2	204.32	239.71	80.9	193.82	5.4
South Central	9	5,695	161.76	71.5	115.59	149.36	72.9	108.92	6.1
D.C. Metro	12	5,418	195.11	75.3	146.86	194.68	74.6	145.27	1.1
North Central	11	4,782	167.14	73.1	122.18	157.24	73.9	116.22	5.1
New England	6	3,672	190.84	78.9	150.50	187.73	75.6	141.87	6.1
Florida	7	3,230	200.65	76.7	153.84	189.60	75.7	143.57	7.2
Mountain	7	2,885	167.78	67.7	113.60	160.42	67.4	108.08	5.1
Atlanta	6	2,183	179.14	72.5	129.90	169.93	68.9	117.08	10.9
Asia-Pacific	6	1,255	155.41	82.4	127.99	152.45	79.3	120.88	5.9
Canada	3	1,219	184.44	69.2	127.65	180.28	68.2	122.91	3.9
Latin America	4	1,075	237.49	64.2	152.43	233.22	70.4	164.20	(7.2)

All Regions	108	56,602	195.72	76.8	150.40	187.58	76.0	142.60	5.5

	As of September 30, 2013		Quarter ended September 30, 2013			As Adjusted Quarter ended September 30, 2012
Property Type	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Urban	56	34,960	$205.83	81.0%	$166.77	$198.23	80.3%	$159.20	4.8%
Suburban	29	10,568	160.09	74.1	118.64	147.61	73.5	108.49	9.4
Resort/Conference	12	5,906	215.41	67.6	145.53	204.49	67.1	137.30	6.0
Airport	11	5,168	132.48	81.8	108.34	126.45	82.6	104.41	3.8

All Types	108	56,602	191.63	78.4	150.23	182.92	77.9	142.44	5.5

	As of September 30, 2013		Year-to-date ended September 30, 2013			As Adjusted Year-to-date ended September 30, 2012
Property Type	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Urban	56	34,960	$207.71	78.5%	$163.07	$200.91	77.4%	$155.58	4.8%
Suburban	29	10,568	161.39	71.5	115.38	150.16	71.5	107.37	7.5
Resort/Conference	12	5,906	241.11	73.1	176.34	230.01	71.6	164.69	7.1
Airport	11	5,168	132.08	80.8	106.67	125.86	80.7	101.58	5.0

All Types	108	56,602	195.72	76.8	150.40	187.58	76.0	142.60	5.5

(a)	See the Notes to Financial Information for a discussion of reporting periods and the calculation of comparable hotel operating statistics.

HOST HOTELS & RESORTS, INC.

Hotel Operating Statistics for All Properties (a)

	Quarter ended		Year-to-date ended
	September 30, 2013	As Adjusted September 30, 2012	September 30, 2013	As Adjusted September 30, 2012
Average room rate	$190.33	$181.78	$197.15	$186.79
Average occupancy	77.3%	76.2%	76.2%	75.0%
RevPAR	$147.04	$138.57	$150.25	$140.10

(a)	The operating statistics reflect all consolidated properties as of September 30, 2013 and September 30, 2012, respectively, and include the results of operations of properties sold or transferred during the year through the date of their disposition. See the Notes to Financial Information for a discussion of reporting periods.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended (b)
	September 30, 2013	As Adjusted September 30, 2012 (c)	September 30, 2013	As Adjusted September 30, 2012 (c)
Number of hotels (d)	108	108	108	108
Number of rooms	56,602	56,602	56,602	56,602
Percent change in comparable hotel RevPAR	5.5%	—	5.5%	—
Operating profit margin (e)	6.5%	6.1%	9.7%	8.4%
Comparable hotel adjusted operating profit margin (e)	23.7%	23.7%	25.4%	24.4%

Comparable hotel revenues
Room	$782	$741	$2,324	$2,211
Food and beverage (f)	290	281	1,002	969
Other	65	65	208	199

Comparable hotel revenues (g)	1,137	1,087	3,534	3,379

Comparable hotel expenses
Room	211	199	622	593
Food and beverage (h)	231	224	738	721
Other	36	35	107	107
Management fees, ground rent and other costs	390	371	1,170	1,133

Comparable hotel expenses (i)	868	829	2,637	2,554

Comparable hotel adjusted operating profit	269	258	897	825
Non-comparable hotel results, net (j)	17	15	100	68
Earnings for hotels leased from HPT (k)	—	4	—	1
Hotel results for comparable hotel classified as held-for-sale	(3)	(3)	(7)	(6)
Depreciation and amortization	(177)	(167)	(524)	(491)
Corporate and other expenses (l)	(27)	(32)	(90)	(78)

Operating profit	$79	75	$376	319

Less: Estimated operating profit adjustments for the calendar period (c)		(14)		(66)

Operating profit for the periods June 16, 2012 through September 7, 2012 and January 1, 2012 through September 7, 2012 (as reported)		$61		$253

(a)	See the Notes to Financial Information for discussion of non-GAAP measures, reporting periods and the calculation of comparable hotel results.
(b)	The year-to-date 2012 As Adjusted results include one additional day of operations in February compared to year-to-date 2013 due to the 2012 leap year.
(c)	Comparable hotel results and statistics for September 30, 2012 are based on 2012 As Adjusted results. For the As Adjusted quarter ended September 30, 2012, adjustments for the calendar period reflect (i) estimated operations for the 23 days from September 8, 2012 through September 30, 2012 less 15 days from June 16, 2012 through June 30, 2012 for our Marriott-managed properties and (ii) for the remainder of the portfolio, the inclusion of the month of September 2012 results, which previously were reported in the fourth quarter 2012 results, and the exclusion of the June 2012 results. For the As Adjusted year-to-date ended September 30, 2012, adjustments for the calendar period reflect estimated operations for the 23 days from September 8, 2012 through September 30, 2012 for our Marriott-managed properties and the month of September 2012 results for the remainder of the portfolio. See the Notes to Financial Information for further discussion and information on how the 2012 As Adjusted results were calculated.
(d)	During the third quarter, we removed The Ritz-Carlton, Naples from the comparable hotel set as a result of business interruption due to closure of the hotel during extensive renovations. See the Notes to Financial Information for discussion of hotels excluded from comparable hotel results.
(e)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statements of operations, or amounts As Adjusted. Comparable margins are calculated using amounts presented in the above table.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(f)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended		Year-to-date ended (b)
	September 30, 2013	As Adjusted September 30, 2012 (c)	September 30, 2013	As Adjusted September 30, 2012 (c)
Food and beverage sales per the consolidated statements of operations:
For the periods June 16, 2012 through September 7, 2012 and January 1, 2012 through September 7, 2012 (as reported)		$283		$944
Food and beverage adjustment for the calendar period (c)		20		107

For the quarter and year-to-date ended	$314	303	$1,108	1,051
Non-comparable hotel food and beverage sales	(33)	(31)	(137)	(114)
Food and beverage sales for the comparable hotel classified as held-for-sale	3	2	7	7
Food and beverage sales for the property for which we record rental income	6	7	24	25

Comparable food and beverage sales	$290	$281	$1,002	$969

(g)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel revenues is as follows:

	Quarter ended		Year-to-date ended (b)
	September 30, 2013	As Adjusted September 30, 2012 (c)	September 30, 2013	As Adjusted September 30, 2012 (c)
Revenues per the consolidated statements of operations:
For the periods June 16, 2012 through September 7, 2012 and January 1, 2012 through September 7, 2012 (as reported)		$1,158		$3,415
Revenue adjustment for the calendar period (c)		66		386

For the quarter and year-to-date ended	$1,223	1,224	$3,871	3,801
Non-comparable hotel revenues	(108)	(93)	(401)	(305)
Hotel revenues for the comparable hotel classified as held-for-sale	10	9	25	23
Hotel revenues for which we record rental income, net	12	12	39	39
Revenues for hotels leased from HPT (k)	—	(65)	—	(179)

Comparable hotel revenues	$1,137	$1,087	$3,534	$3,379

(h)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended		Year-to-date ended (b)
	September 30, 2013	As Adjusted September 30, 2012 (c)	September 30, 2013	As Adjusted September 30, 2012 (c)
Food and beverage expenses per the consolidated statements of operations:
For the periods June 16, 2012 through September 7, 2012 and January 1, 2012 through September 7, 2012 (as reported)		$233		$704
Food and beverage expenses adjustment for the calendar period (c)		11		77

For the quarter and year-to-date ended	$251	244	$815	781
Non-comparable hotel food and beverage expenses	(27)	(27)	(98)	(81)
Food and beverage expenses for comparable hotel classified as held-for-sale	2	2	5	5
Food and beverage expenses for the property for which we record rental income	5	5	16	16

Comparable food and beverage expenses	$231	$224	$738	$721

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(i)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended		Year-to-date ended (b)
	September 30, 2013	As Adjusted September 30, 2012 (c)	September 30, 2013	As Adjusted September 30, 2012 (c)
Operating costs and expenses per the consolidated statements of operations:
For the periods June 16, 2012 through September 7, 2012 and January 1, 2012 through September 7, 2012 (as reported)		$1,097		$3,162
Operating costs and expenses adjustment for the calendar period (c)		52		320

For the quarter and year-to-date ended	$1,144	1,149	$3,495	3,482
Non-comparable hotel expenses	(91)	(78)	(301)	(237)
Hotel expenses for comparable hotel classified as held-for-sale	7	6	18	17
Hotel expenses for which we record rental income	12	12	39	39
Expense for hotels leased from HPT (k)	—	(61)	—	(178)
Depreciation and amortization	(177)	(167)	(524)	(491)
Corporate and other expenses	(27)	(32)	(90)	(78)

Comparable hotel expenses	$868	$829	$2,637	$2,554

(j)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations, (ii) gains on property insurance settlements and (iii) the results of our office buildings.
(k)	The leases terminated on December 31, 2012.
(l)	For the year-to-date period ended September 30, 2013, corporate expenses include a litigation loss of $8 million due to an adverse ruling related to our San Antonio ground lease.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

	September 30, 2013	December 31, 2012
Equity
Common shares outstanding	754.6	724.6
Common shares outstanding assuming conversion of non-controlling interest OP Units (a)	764.5	734.7
Preferred OP Units outstanding	.02	.02

Security pricing
Common (b)	$17.67	$15.67
3 1⁄4% Exchangeable Senior Debentures (c)	$—	$1,152.8
2 1⁄2% Exchangeable Senior Debentures (c)	$1,406.2	$1,309.2

Dividends declared per share for calendar year
Common	$.33	$.30

Debt

Senior debt	Rate	Maturity date	September 30, 2013	December 31, 2012
Series Q (d)	6 3⁄4%	6/2016	$150	$550
Series T (e)	9%	5/2017	—	391
Series V	6%	11/2020	500	500
Series X	5 7⁄8%	6/2019	497	497
Series Z	6%	10/2021	300	300
Series B	5 1⁄4%	3/2022	350	350
Series C	4 3⁄4%	3/2023	450	450
Series D (e)	3 3⁄4%	10/2023	400	—
Exchangeable senior debentures	3 1⁄4%	4/2024	—	175
Exchangeable senior debentures (f)	2 1⁄2%	10/2029	367	356
Credit facility term loan	1.8%	7/2017	500	500
Credit facility revolver (g)	2.4%	11/2015	229	263

			3,743	4,332

Mortgage debt and other
Mortgage debt (non-recourse) (h)	3.3-8.5%	3/2014-11/2016	732	993
Other	7.0-7.8%	10/2014-12/2017	85	86

Total debt (i)(j)			$4,560	$5,411

Percentage of fixed rate debt			74%	78%
Weighted average interest rate			4.9%	5.4%
Weighted average debt maturity			5.5 years	5.1 years
Annualized pro forma cash interest expense based on current debt outstanding (k)			$210

(a)	Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At September 30, 2013 and December 31, 2012, there were 9.7 million and 9.9 million common OP Units, respectively, held by non-controlling interests.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(d)	On each of September 30, 2013 and June 3, 2013, we redeemed $200 million of the Series Q senior notes.
(e)	The net proceeds from the March 2013 issuance of the Series D senior notes, together with available cash, were used to redeem, on May 15, 2013, the Series T senior notes.
(f)	At September 30, 2013, the principal balance outstanding of the 2 1⁄2% Exchangeable Senior Debentures due 2029 (the “2009 Debentures”) is $400 million. The discount related to these debentures is amortized through October 2015, the first date at which holders can require us to repurchase the 2009 Debentures for cash.
(g)	The interest rate shown is the weighted average rate of the outstanding credit facility at September 30, 2013.
(h)	On May 1, 2013, we repaid the 4.75% $246 million mortgage loan on the Orlando World Center Marriott with available cash.
(i)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of September 30, 2013, our non-controlling partners’ share of consolidated debt is $67 million and our share of debt in unconsolidated investments is $485 million.
(j)	Total debt as of September 30, 2013 and December 31, 2012 includes net discounts of $33 million and $48 million, respectively.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

(k)	Reflects annualized pro forma cash interest expense based on existing debt as of the balance sheet date. The following chart reconciles annualized pro forma cash interest expense to the forecast full year 2013 GAAP interest expense. See footnote (a) to the Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Shares for 2013 Forecasts for full year forecast assumptions.

December 31, 2013
Forecast GAAP interest expense	$303
Debt extinguishment costs	(36)
Interest expense for retired debt	(35)
Adjustment to annualize interest expense for debt incurred in 2013	3

Annualized pro forma interest expense based on current debt outstanding	235
Non-cash interest for exchangeable debentures	(15)
Amortization of deferred financing costs	(10)

Annualized pro forma cash interest expense based on current debt outstanding	$210

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

EBITDA and Adjusted EBITDA (a)

(unaudited, in millions)

	Quarter ended			Year-to-date ended
	September 30, 2013	As Adjusted September 30, 2012 (a)	As Reported September 7, 2012	September 30, 2013	As Adjusted September 30, 2012 (a)	As Reported September 7, 2012
Net income (loss) (b)(f)	$18	$(32)	$(36)	$199	$89	$48
Interest expense	65	98	93	244	292	272
Depreciation and amortization	177	167	155	524	491	454
Income taxes	11	16	11	19	19	10
Discontinued operations (c)	1	6	5	10	20	18

EBITDA (d)	272	255	228	996	911	802
Gain on dispositions (e)	(14)	—	—	(32)	(48)	(48)
Acquisition costs	—	6	6	1	6	6
Recognition of deferred gain on land condemnation (f)	—	—	—	(11)	—	—
Litigation loss (g)	—	—	—	8	—	—
Amortization of deferred gains	—	(1)	(1)	—	(3)	(3)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	1	1	1	(3)	(3)	(2)
Pro rata Adjusted EBITDA of equity investments	13	9	9	38	25	21
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(2)	(2)	(2)	(13)	(13)	(12)

Adjusted EBITDA (d)	$270	$268	$241	$984	$875	$764

(a)	See the Notes to Financial Information for discussion of non-GAAP measures, reporting periods and information on the calculation of As Adjusted quarterly results.
(b)	The difference of $4 million in net loss between the As Adjusted quarter ended September 30, 2012 and the as reported quarter ended September 7, 2012 includes estimated net income (loss) from September 8, 2012 through September 30, 2012 and excludes estimated net income (loss) from June 16, 2012 through June 30, 2012 for our Marriott-managed hotels, and includes the September 2012 operations, which previously were reported in the fourth quarter 2012 results, and excludes the June 2012 operations for the remainder of the portfolio. The difference of $41 million in net income between the As Adjusted year-to-date period ended September 30, 2012 and the as reported year-to-date period ended September 7, 2012 reflects estimated net income (loss) from September 8, 2012 through September 30, 2012 for our Marriott-managed hotels, and the September 2012 operations for the remainder of the portfolio.
(c)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(d)	EBITDA and Adjusted EBITDA include a gain of $21 million for the year-to-date ended September 30, 2013 for the sale of excess land adjacent to our Newport Beach Marriott Hotel & Spa as a gain on sale of undepreciated property is included in Adjusted EBITDA.
(e)	Reflects the gain recorded on the sale of two hotels in 2013 and 2012, respectively.
(f)	During the first quarter of 2013, we recognized a previously deferred gain of approximately $11 million related to the eminent domain claim by the State of Georgia for 2.9 acres of land at the Atlanta Marriott Perimeter Center for highway expansion, for which we received cash proceeds in 2007. We have included the gain in NAREIT FFO per diluted share, which is consistent with the treatment of gains recognized on the disposition of undepreciated assets. However, due to the significant passage of time since we received the proceeds, we have excluded the gain from Adjusted FFO per diluted share and Adjusted EBITDA for the quarter.
(g)	Effective April 1, 2013, we modified the definition of Adjusted EBITDA to exclude gains or losses associated with litigation outside the ordinary course of business, which is consistent with the definition of Adjusted FFO that we adopted effective January 1, 2011. See Notes to Financial Information for further discussion. On June 28, 2013, the Texas Supreme Court denied our Petition for Review on litigation related to the sale of land under the San Antonio Marriott Rivercenter in 2005. We have accrued $68 million related to this litigation, including $8 million in the second quarter, which we believe reflects substantially all of our obligation assuming we lose the appeal. We have $25 million in restricted cash that will be utilized to pay a portion of any judgment, assuming we lose the appeal. We are continuing to appeal this ruling.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to NAREIT and

Adjusted Funds From Operations per Diluted Share (a)

(unaudited, in millions, except per share amounts)

	Quarter ended			Year-to-date ended
	September 30, 2013	As Adjusted September 30, 2012 (a)	As Reported September 7, 2012	September 30, 2013	As Adjusted September 30, 2012 (a)	As Reported September 7, 2012
Net income (loss) (b)	$18	$(32)	$(36)	$199	$89	$48
Less: Net (income) loss attributable to non-controlling interests	1	1	2	(5)	(3)	(2)

Net income (loss) attributable to Host Inc.	19	(31)	(34)	194	86	46
Adjustments:
Gain on dispositions, net of taxes (c)	(14)	—	—	(32)	(48)	(48)
Amortization of deferred gains and other property transactions, net of taxes	—	(1)	(1)	—	(3)	(3)
Depreciation and amortization	176	173	160	527	509	471
Partnership adjustments	6	4	3	20	10	7
FFO of non-controlling interests of Host LP	(2)	(2)	(2)	(9)	(8)	(7)

NAREIT FFO (d)	185	143	126	700	546	466
Adjustments to NAREIT FFO:
Loss on debt extinguishment	3	18	18	40	32	32
Acquisition costs (e)	—	6	6	1	8	8
Recognition of deferred gain on land condemnation (f)	—	—	—	(11)	—	—
Litigation loss (g)	—	—	—	8	—	—
Loss attributable to non-controlling interests	—	—	—	—	(1)	(1)

Adjusted FFO (d)	$188	$167	$150	$738	$585	$505

For calculation on a per share basis:

Adjustments for dilutive securities (h):
Assuming conversion of Exchangeable Senior Debentures	$7	$1	$1	$19	$23	$21

Diluted NAREIT FFO	$192	$144	$127	$719	$569	$487

Adjustments for dilutive securities (h):
Assuming conversion of Exchangeable Senior Debentures	$7	$8	$7	$19	$23	$21

Diluted Adjusted FFO	$195	$175	$157	$757	$608	$526

Diluted weighted average shares outstanding-EPS	749.7	721.8	721.3	744.9	717.6	715.7
Assuming issuance of common shares granted under the Comprehensive Stock Plan	—	1.2	1.1	—	—	1.2
Assuming conversion of Exchangeable Senior Debentures	29.5	11.6	11.7	29.4	40.4	40.4

Diluted weighted average shares outstanding – NAREIT FFO	779.2	734.6	734.1	774.3	758.0	757.3
Assuming conversion of Exchangeable Senior Debentures	—	28.8	28.8	—	—	—

Diluted weighted average shares outstanding – Adjusted FFO	779.2	763.4	762.9	774.3	758.0	757.3

NAREIT FFO per diluted share	$.25	$.20	$.17	$.93	$.75	$.64

Adjusted FFO per diluted share	$.25	$.23	$.21	$.98	$.80	$.69

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to NAREIT and

Adjusted Funds From Operations per Diluted Share (a)

(unaudited, in millions, except per share amounts)

(a)	See Notes to the Financial Information for discussion of non-GAAP measures, reporting periods and information on the calculation of As Adjusted quarterly results.
(b)	The difference of $4 million in net loss between the As Adjusted quarter ended September 30, 2012 and the as reported quarter ended September 7, 2012 includes estimated net income (loss) from September 8, 2012 through September 30, 2012 and excludes estimated net income (loss) from June 16, 2012 through June 30, 2012 for our Marriott-managed hotels, and includes the September 2012 operations, which previously were reported in the fourth quarter 2012 results and excludes the June 2012 operations for the remainder of the portfolio. The difference of $41 million in net income between the As Adjusted year-to-date period ended September 30, 2012 and the as reported year-to-date period ended September 7, 2012 reflects estimated net income (loss) from September 8, 2012 through September 30, 2012 for our Marriott-managed hotels, and the September 2012 operations for the remainder of the portfolio.
(c)	Reflects the gain recorded on the sale of two hotels in 2013 and 2012, respectively.
(d)	NAREIT and Adjusted FFO include a gain of $21 million for the year-to-date ended September 30, 2013 for the sale of excess land adjacent to our Newport Beach Marriott Hotel & Spa.
(e)	Includes approximately $2 million for the year-to-date ended September 30, 2012 As Adjusted and the year-to-date ended September 7, 2012 As Reported, related to our share of acquisition costs incurred by unconsolidated joint ventures.
(f)	We have excluded from Adjusted FFO the recognition of deferred gain on the land condemnation at the Atlanta Marriott Perimeter Center. Please see note (f) to the Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA for further discussion.
(g)	See footnote (g) to the Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA.
(h)	Earnings (loss) per diluted share and NAREIT FFO and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

NAREIT and Adjusted Funds From Operations per Diluted Shares for 2013 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2013
	Low-end of range	High-end of range
Net income	$300	$311
Interest expense	303	303
Depreciation and amortization	699	699
Income taxes	22	21
Discontinued operations	10	10

EBITDA	1,334	1,344
Gain on dispositions	(72)	(72)
Acquisition costs	1	1
Recognition of deferred gain on land condemnation	(11)	(11)
Litigation loss	8	8
Equity investment adjustments:
Equity in earnings of affiliates	(2)	(2)
Pro rata Adjusted EBITDA of equity investments	49	49
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(17)	(17)

Adjusted EBITDA	$1,290	$1,300

	Full Year 2013
	Low-end of range	High-end of range
Net income	$300	$311
Less: Net income attributable to non-controlling interests	(8)	(8)

Net income attributable to Host Inc.	292	303
Adjustments:
Gain on dispositions	(72)	(72)
Depreciation and amortization	701	701
Partnership adjustments	27	28
FFO of non-controlling interests of Host LP	(13)	(13)

NAREIT FFO	935	947
Adjustments:
Loss on debt extinguishments	40	40
Acquisition costs	1	1
Recognition of deferred gain on land condemnation	(11)	(11)
Litigation loss	8	8

Adjusted FFO	973	985

Adjustment for dilutive securities:
Assuming conversion of Exchangeable Senior Debentures	26	26

Diluted NAREIT FFO	961	973

Diluted Adjusted FFO	$999	$1,011

Weighted average diluted shares – EPS	747.4	747.4
Weighted average diluted shares – NAREIT and Adjusted FFO (b)	777.5	777.5
Earnings per diluted share	$.39	$.41
NAREIT FFO per diluted share	$1.24	$1.25
Adjusted FFO per diluted share	$1.28	$1.30

(a)	The forecasts were based on the below assumptions:

•	Comparable hotel RevPAR will increase 5.5% to 5.7% for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 100 basis points to 105 basis points for the low and high ends of the forecasted range, respectively.

•	Interest expense includes approximately $40 million related to debt extinguishments and $26 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•	We expect to spend approximately $130 million to $145 million on ROI/redevelopment and acquisition capital expenditures and approximately $280 million to $300 million on renewal and replacement expenditures. Additionally, we expect to spend approximately $30 million on new development projects in 2013.

•	The government shutdown during the month of October will decrease comparable RevPAR by 25 to 30 basis points and will decrease net income and Adjusted EBITDA by $6 million to $7 million.

•	Due to uncertainty related to the completion and timing of any potential acquisitions and dispositions, we have not adjusted the forecast for any use of proceeds, gains on sale, acquisition costs or adjusted the number of comparable properties for dispositions that have not yet occurred.

For a discussion of additional items that may affect forecasted results, see the Notes to Financial Information.

(b)	The NAREIT and Adjusted FFO per diluted share include 30.1 million shares for the dilution of exchangeable senior debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for 2013 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	2013
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	9.7%	9.9%
Comparable hotel adjusted operating profit margin (c)	25.4%	25.4%

Comparable hotel sales
Room	$3,073	$3,079
Food and beverage	1,342	1,356
Other	271	273

Comparable hotel sales (d)	4,686	4,708

Comparable hotel expenses
Rooms, food and beverage and other departmental costs	1,943	1,956
Management fees, ground rent and other costs	1,555	1,556

Comparable hotel expenses (e)	3,498	3,512

Comparable hotel adjusted operating profit	1,188	1,196
Non-comparable hotel results, net	133	135
Depreciation and amortization	(699)	(699)
Corporate and other expenses	(119)	(119)

Operating profit	$503	$513

(a)	Forecast comparable hotel results include 107 hotels that we have assumed will be classified as comparable as of December 31, 2013. See “Comparable Hotel Operating Statistics” in the Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2013. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2013 Forecasts” for other forecast assumptions and further discussion of our comparable hotel set.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecast revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	2013
	Low-end of range	High-end of range
Revenues	$5,171	$5,196
Non-comparable hotel revenues	(537)	(540)
Hotel revenues for which we record rental income, net	52	52

Comparable hotel sales	$4,686	$4,708

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	2013
	Low-end of range	High-end of range
Operating costs and expenses	$4,668	$4,683
Non-comparable hotel and other expenses	(404)	(405)
Hotel expenses for which we record rental income	52	52
Depreciation and amortization	(699)	(699)
Corporate and other expenses	(119)	(119)

Comparable hotel expenses	$3,498	$3,512

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

Effective January 1, 2013, we report quarterly operating results on a calendar cycle, which now is consistent with all of our hotel managers and the majority of companies in the lodging industry. Historically, our annual financial statements have been reported on a calendar basis and are unaffected by this change. However, our quarterly operating results have been reported based on a 52-53 week fiscal calendar used by Marriott International, Inc. (“Marriott”), the manager of approximately 50% of our properties. For 2013, Marriott converted to reporting results based on a 12-month calendar year. During 2012, Marriott used a fiscal year ending on the Friday closest to December 31 and reported twelve weeks of operations for the first three quarters and sixteen weeks for the fourth quarter of the year for its Marriott-managed hotels. Accordingly, our first three quarters of operations in 2012 ended on March 23, June 15 and September 7. In contrast, managers of our other hotels, such as Ritz-Carlton, Hyatt, and Starwood, reported results on a monthly basis. During 2012, we did not report the month of operations that ended after our fiscal quarter until the following quarter for those hotels using a monthly reporting period because these hotel managers did not make mid-month results available to us. Accordingly, the month of operations that ended after our fiscal quarter was included in our quarterly results of operations in the following quarter for those calendar reporting hotel managers. As a result, our 2012 quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December).

We will not restate the previously filed 2012 quarterly financial statements prepared in accordance with GAAP because certain property-level operating expenses for our Marriott-managed properties necessary to restate operations are unavailable on a daily basis. Because we rely on our operators for the hotel operating results used in our financial statements, the unavailability of this information on a calendar quarter basis for 2012 made restating our financial statements in accordance with GAAP unfeasible. Accordingly, the corresponding 2012 quarterly historical operating results are not comparable to our 2013 quarterly operating results.

However, to enable investors to better evaluate our performance over comparable periods, we have presented certain 2012 quarterly results and operating statistics on a calendar year basis of reporting, which we refer to as “2012 As Adjusted” results. The financial information for the 2012 As Adjusted results presented herein was calculated based on our actual reported operating results for the quarter and year-to-date ended September 7, 2012, period adjusted as follows:

•	Our 58 hotels operated by Marriott traditionally have reported operations on the basis of a 52-53 week fiscal calendar. For the third quarter, operations from June 16, 2012 through September 7, 2012 were included. Based on daily revenue information provided by Marriott, our 2012 third quarter As Reported results were adjusted to include $159 million of revenue for the 23 days from September 8, 2012 through September 30, 2012 (that previously were included in our results of operations for the fourth quarter 2012) and to exclude $99 million of revenues for the 15 days from June 16, 2012 through June 30, 2012 to determine the 2012 As Adjusted third quarter revenues. Our 2012 As Adjusted year-to-date revenues have been adjusted to reflect the same 23 days of revenues from September 8, 2012 through September 30, 2012 noted above.

•

Because Marriott is unable to provide us with operating expenses for our Marriott-operated hotels on a daily basis, we derived estimated expenses based on an internally developed allocation methodology based on historical expenses provided by Marriott consistent with its prior 52-53 week reporting calendar. Our 2012

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

third quarter As Reported operating expenses were adjusted to include approximately $110 million of estimated expenses incurred from September 8, 2012 through September 30, 2012 and to exclude approximately $76 million of operating expenses for the period from June 16, 2012 through June 30, 2012 to determine the 2012 As Adjusted third quarter expenses. Our 2012 As Adjusted year-to-date expenses also have been adjusted to reflect the 23 days from September 8, 2012 through September 30, 2012.

•	For our 58 hotels operated by managers other than Marriott (including those managed by Ritz-Carlton, Hyatt and Starwood) that traditionally have reported operations on a calendar month basis, our 2012 As Adjusted quarter results reflect $208 million of revenues and $154 million of operating expenses for these hotels for the full calendar month of September 2012 that previously were included in our results of operations for the fourth quarter 2012 and were reduced by $210 million of revenues and $154 million of operating expenses for these hotels for the full calendar month of June 2012. Our 2012 As adjusted year-to-date results have also been adjusted to reflect the full calendar month of September 2012 for these hotels.

•	For all other income statement line items presented for the 2012 As Adjusted quarter and year-to-date periods ended September 30, 2012, including depreciation, interest income and expense and other corporate costs, as well as those used in the reconciliations for our non-GAAP measures, our As Adjusted results reflect such amounts for the full calendar quarter and year-to-date periods ended September 30, 2012, respectively, based on historical information.

COMPARABLE HOTEL OPERATING STATISTICS

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis.

Because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the Westin Chicago River North in August of 2010. The hotel was not included in our comparable hotels until January 1, 2012. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

Of the 118 hotels that we owned on September 30, 2013, 108 have been classified as comparable hotels. The operating results of the following hotels that we owned as of September 30, 2013 are excluded from comparable hotel results for these periods:

•	The Ritz-Carlton, Naples, removed in the third quarter of 2013 (business interruption due to closure of the hotel during extensive renovations, which included renovation of 450 rooms, including 35 suites, restaurant, façade and windows);

•	Hyatt Place Waikiki Beach (acquired in May 2013);

•	Grand Hyatt Washington (acquired in July 2012);

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Notes to Financial Information

•	The Westin New York Grand Central (business interruption due to re-branding of the hotel and extensive renovations that were completed in March 2013, including the renovation of 774 guest rooms, lobby, public and meeting spaces, fitness center, restaurant and bar);

•	Two hotels in Christchurch, New Zealand (business interruption due to closure of the hotels following an earthquake in 2011 and the subsequent extensive renovations, which hotels reopened August 2013 and September 2012);

•	Orlando World Center Marriott, removed in the third quarter of 2012 (business interruption due to extensive renovations, which include façade restoration, the shutdown of the main pool and a complete restoration and enhancement of the hotel, including new water slides and activity areas, new pool, dining facilities and the renovation of one tower of guestrooms, meeting space and restaurants);

•	Atlanta Marriott Perimeter Center, removed in the third quarter of 2011 (business interruption due to extensive renovations that were completed in April 2012, including renovation of the guest rooms, lobby, bar and restaurant and the demolition of one tower of the hotel);

•	Chicago Marriott O’Hare, removed in the third quarter of 2011 (business interruption due to extensive renovations that were completed in April 2012, including renovating every aspect of the hotel and shutting down over 200 rooms); and

•	Sheraton Indianapolis Hotel at Keystone Crossing, removed in the first quarter of 2011 (business interruption due to extensive renovations that were completed in January 2013, including the conversion of one tower of the hotel into apartments, reducing the room count, and the renovation of the remaining guest rooms, lobby, bar and meeting space).

The operating results of five hotels disposed of in 2013 and 2012 are not included in comparable hotel results for the periods presented herein.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

To facilitate comparison against a comparable period in 2012, we are presenting our above non-GAAP financial measures for the quarter and year-to-date ended September 30, 2013 and for the 2012 As Adjusted quarter and year-to-date periods. We also present Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share for our “as reported” quarter and year-to-date ended September 7, 2012. In addition, we present our Total Owned Hotel Revenue and Net Income (Loss) for the 2012 As Adjusted quarter and year-to-date periods. Because the presentation of these line items on an “As Adjusted” basis is not in accordance with GAAP, they also constitute non-GAAP financial measures. We present these measures because we believe that doing so provides investors and management with useful supplemental information for evaluating the period-to-period performance of our hotels. These results are, however, based on estimates. Our internal allocation methodology used to develop these estimates is based on assumptions, some of which may be inaccurate. For this reason, while management believes presentation of these supplemental measures is beneficial, investors are cautioned from placing undue reliance on the 2012 As Adjusted results and should consider these results together with the presentation of GAAP revenues, net income (loss) and expenses.

NAREIT FFO AND NAREIT FFO PER DILUTED SHARE

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains and losses from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•	Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs associated with the original issuance of the debt being redeemed or retired. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

•	Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•	Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of NAREIT and Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, is widely used by management in the annual budget process and for our compensation programs.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating the performance of Host Inc. and Host LP because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Adjusted EBITDA also is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition or acquisition of depreciable assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses based on the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect the market value of real estate assets as noted above.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of affiliates as presented in our consolidated statement of operations because it includes our pro rata portion of the depreciation, amortization and interest expense related to such investments, which are excluded from EBITDA. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this reflects more accurately the performance of our investments. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•	Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ percentage ownership in the partnership or joint venture.

•	Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges, which are based off of historical cost accounting values, are similar to gains and losses on dispositions and depreciation expense, both of which are excluded from EBITDA.

•	Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the company.

•	Litigation Gains and Losses – Effective April 1, 2013, we have excluded the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business, which is consistent with the definition of Adjusted FFO that we adopted effective January 1, 2011. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust EBITDA for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of Adjusted EBITDA.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

may not be comparable to measures calculated by other REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.